EXHIBIT 10.8

                           LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement (as amended hereafter, this "Agreement") is entered into as of MARCH 9, 2004 and confirms the understanding and agreement by and between BFI BUSINESS FINANCE, a California corporation ("Lender"), with an address at 1655 The Alameda, San Jose, California 95126 and ALPHA INNOTECH CORPORATION, a(n) CALIFORNIA CORPORATION ("Borrower") regarding the loan to be made by Lender and Lender's terms and conditions.

                                    RECITALS

         A. Borrower has requested Lender to make loans to Borrower for business purposes.

         B. Lender is willing to make such loans to Borrower, on the terms and conditions set forth in the Agreement, and Borrower agrees to make the payments required by this Agreement and to comply with the other terms and conditions of this Agreement.

                                                     AGREEMENT

         1. Lender shall from time to time in Lender's sole discretion advance sums to Borrower up to EIGHTY PERCENT (80%) of the Net Face Amount of Prime Accounts (as defined below in Paragraph 6) and such other sums as Lender may determine (each, an "Advance" and collectively, "Advances"), but in no event shall the aggregate indebtedness (under this Agreement or under all Obligations) to Lender at any one time exceed without Lender's prior written approval, the sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) (the "Maximum Amount"). In the event that the balance owing under this Agreement exceeds the Maximum Amount, or in the event that said balance exceeds the percentage set forth above of the Value of Prime Accounts as determined by Lender, Borrower understands and agrees that Lender shall make no further Advances to the Borrower unless and until Borrower pays Lender the amount of such excess (each an "Overadvance"), and Borrower hereby promises to pay the Overadvance to Lender upon Lender's demand.

         2. Each Advance and Borrower's total indebtedness to Lender shall be paid by Borrower as follows: (a) the delivery to Lender of all collections received by Borrower on Accounts assigned to Lender; (b) the delivery to Lender from time to time on demand, of a sum equal to the Net Face Amount (as defined in Paragraph 6) of all Accounts assigned to Lender and which remain uncollected more than ninety (90) days from the date of each invoice or which are more than sixty (60) days past due. In addition, Borrower's entire unpaid indebtedness, whenever and however created, shall become immediately due and payable upon the occurrence of an Event of Default (as defined in Paragraph 22) or in the case of termination, (as set forth in Paragraph 24), whether by notice, lapse of time or otherwise, whichever occurs first. Payments received shall be applied first against fees and costs, if any, then against interest and then against principal. Each accounting rendered by Lender to Borrower shall be deemed correct and binding unless Borrower notifies Lender in writing to the contrary within thirty (30) days after the date of each accounting rendered by Lender.

         3. Advances hereunder shall bear interest, on the average daily outstanding balance, at the rate (the "Rate") of THREE PERCENTAGE POINT(S) (3.0%) PER ANNUM over and above the rate announced as the "prime" rate in the Western Edition of the Wall Street Journal which is in effect from time to time (the "Prime Rate"); provided that the Prime Rate shall at all times be deemed to be not less than FOUR PERCENT (4.00%) per annum (the "Deemed Prime Rate") and provided that the minimum amount of interest payable together with the Administrative Fees as defined in paragraph 4 hereof shall in no event be less than TWO THOUSAND AND 00/100 DOLLARS ($2,000.00) per month (the "Minimum Monthly Interest Payment"). In the event that the Prime Rate is changed, the adjustment in the Rate charged shall be made on the day such change occurs. The Prime Rate is a rate used by certain financial institutions as one of their index rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of such financial institutions' index rates. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest shall be due and payable monthly on the first day of each month, and if not so paid, shall bear interest at the Rate. At Lender's option, accrued interest may be charged as an Advance under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, no payment made by check shall be deemed made until THREE (3) BUSINESS DAYS after receipt thereof by Lender, to allow for and subject to, clearance of such checks.

         4. At the time of funding hereof and annually, every twelve (12) months, thereafter, Borrower agrees to pay Lender a loan fee of ONE PERCENT (1.0%) of the Maximum Amount (the "Loan Fee"). While any indebtedness remains outstanding pursuant to this Agreement, on or before the first day of each month, Borrower agrees to pay an administrative fee equal to ONE HALF OF ONE PERCENT (0.50%) per month of the average daily outstanding balance during the preceding month (the "Administrative Fee"). For purposes of computing the average daily outstanding balance during the month and the Administrative Fee payable on account thereof, payments made by check shall be applied as set forth in Paragraph 2 and 3 above. Borrower shall pay to Lender the fees and costs incurred by Lender in connection with the negotiation and preparation of this Agreement and the Loan Documents, including but not limited to attorneys' fees, audit fees, and recording fees. Lender has received or will receive a deposit in the amount of TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($2,500.00) (the "Good Faith Deposit") to be applied against such fees and costs and an additional deposit in the amount of ----------N/A---------- AND 00/100 DOLLARS ($----------N/A----------) to be applied against legal fees and costs, (the "Legal Fee Deposit")(both collectively, the "Deposit"). Any unpaid portion of the Deposit shall be due and payable at the funding hereof. In the event that such fees and costs are less than the Deposit, any such excess amount will be applied to the Loan Fee, or if the Loan Fee has been paid in full, such excess amount shall be refunded to Borrower. Additionally, Borrower shall pay to Lender on demand SEMI-ANNUAL AUDIT FEES OF SEVEN HUNDRED FIFTY AND 00/100 DOLLARS ($750.00) each, plus actual out of pocket costs related to each audit.


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         5.       This   Agreement   secures  the   following   (a)   Borrower's
obligations under the Advances and this Agreement; (b) all of Borrower's other present and future obligations to Lender; (c) the repayment of (i) any amounts that Lender may advance or spend for the maintenance or preservation of the Collateral; and (ii) any other expenditures that Lender may make under the provisions of this Agreement or for the benefit of Borrower; (d) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations whether or not of the nature contemplated at the date hereof; (e) all other amounts now or in the future owed by Borrower to Lender; (f) any of the foregoing that arises after the filing of a petition by or against Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code ss.362 or otherwise; and (g) interest on the preceding amounts as agreed between Lender and Borrower, or if no such
agreement,   at  the  maximum   rate   permitted  by  law   (collectively,   the
"Obligations"). These Obligations shall be secured by a continuing security interest in all of the personal property and trade fixtures now owned or hereafter acquired by Borrower whether now existing or hereafter arising and wherever located, together with all collateral now or hereafter described in any form UCC-1 filed against Borrower naming Lender as the secured party, including without limitation, (1) all Accounts; (2) all Chattel Paper including without limitation Electronic Chattel Paper; (3) all Inventory; (4) all Equipment; (5) all trade fixtures and all Fixtures if real property collateral is involved; (6) all Instruments; (7) all Investment Property; (8) all Documents; (9) all Deposit Accounts; (10) all Letter of Credit Rights; (11) all General Intangibles
including  without  limitation  copyrights,   trademarks,  and  patents  in  all
countries,  Payment Intangibles and Software;  (12) all Supporting  Obligations;
(13) any Commercial Tort Claim listed on any schedule provided herewith or hereafter; (14) all returned or repossessed goods arising from or relating to any Accounts or Chattel Paper; (15) all certificates of title and certificates of origin or manufacturers statements of origin relating to any of the foregoing, now owned or hereafter acquired; (16) all property similar to any of the foregoing hereafter acquired by Borrower; (17) all ledger sheets, files, records, documents, instruments, and other books and records (including without limitation related electronic data processing Software) evidencing an interest in or relating to the above; (18) all money, cash or cash equivalents; and (19) to the extent not otherwise included in the foregoing, all proceeds, products,
insurance   claims,   and  other  rights  to  payment  and  all  accessions  to, replacements for, substitutions for, and rents and profits of, and noncash proceeds of each of the foregoing (all of the foregoing collectively, the "Collateral"). All of the foregoing terms, capitalized or otherwise, shall have the meaning given in the California Uniform Commercial Code, as amended from time to time (the "UCC"). Notwithstanding any contrary term of this Agreement, Collateral shall not include any waste or other materials that have been or may be designated as toxic or hazardous. Each new Advance (and all prior Advances, indebtedness or liabilities) shall be covered by this Agreement and all other security agreements that Borrower has then given or caused to be given to Lender. Except to the extent otherwise provided, this Agreement does not secure any obligation that is secured by a consensual lien on real property.

         6. As used in this Agreement, unless otherwise indicated by the context, "Net Face Amount" shall mean with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions to which the account debtor is entitled. "Prime Accounts" shall mean Accounts created by Borrower which: (a) are acceptable to Lender; (b) are creditworthy; (c) have been validly assigned to Lender; (d) as of the date of determination, are not more than sixty (60) days past due or remain uncollected more than ninety (90) days from the date of each invoice; and (e) strictly comply with all Borrower's warranties and representations to Lender. "Value" shall mean the lower of cost or fair market value. "Premises" shall mean 2401 MERCED STREET, SAN LEANDRO, CALIFORNIA 94577, the Borrower's chief executive office (the "Chief Executive Office"), and ----------N/A---------- Borrower's additional place(s) of business, collectively.

         7. Borrower shall preserve Borrower's existence and not, in one transaction or a series of related transactions, (a) merge into or consolidate with any other entity, or sell all or substantially all of Borrower's assets; not change the Debtor's State, not change Borrower's legal name; (b) relocate its Chief Executive Office or Premises; or (c) open any new locations unless Borrower (1) gives thirty (30) days' prior written notification to Lender; and
(2) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect Lender's interests in the Collateral at such locations, including without limitation, UCC-1 Financing Statements and waivers with an acknowledgement of Lender's interest from any landlord, bailee, or warehouseman in form and substance satisfactory to Lender. The Collateral, however, shall not at any time now or hereafter be stored with a landlord, bailee, warehouseman, or similar party without Lender's prior written consent and Lender's receipt of an acknowledgement from the third party that it is holding the Collateral for the benefit of Lender. Borrower will cooperate with Lender in obtaining possession or control, where Lender chooses to require possession or control in addition to the filing of a financing statement. Borrower will cooperate with Lender in obtaining possession or control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter of Credit Rights, and Electronic Chattel Paper.

         8. Borrower shall not do business under any name other than ALPHA INNOTECH CORPORATION unless Borrower has provided to Lender evidence it has taken such legal steps required with respect to fictitious or assumed names under the applicable laws of the jurisdictions in which Borrower is located and/or does business. To that effect, Lender has received acceptable documentation indicating that Borrower will be doing business under the following additional name(s): ----------N/A----------.

         9. So long as Borrower is indebted to Lender, Borrower warrants, represents and agrees that: (a) all Collateral in which a security interest has been or will be given or caused to be given by Borrower to Lender is and will be a first security interest on the property described in each such security agreement (except insofar as Borrower has notified Lender to the contrary in writing) and shall remain personal property at all times; (b) the property covered by all security agreements given or caused to be given by Borrower to Lender (1) is solely owned by Borrower, the party described in such security agreement; or (2) Borrower has rights in or the power to grant a security interest in such property; (c) the property covered by all security agreements given or caused to be given by Borrower to Lender (except for sales of Inventory in the ordinary course of business) is free and clear of all liens, encumbrances, security interests, adverse claims, or restrictions on transfer or pledge except as created by such


                                  Page 2 of 11
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security agreements; (d) the Collateral covered by all security agreements given or caused to be given by Borrower to Lender is kept in good condition and repair, is not subject to waste, will not (except for sales of Inventory in the ordinary course of business) be affixed to any real property in any manner which would change the Collateral's nature from that of personal property to real property and/or fixture, or removed from the Premises described in such security agreements without first obtaining Lender's prior written consent; (e) all Collateral consisting of goods shall be located solely in CALIFORNIA or such other state as Lender consents to in writing, the "Collateral State(s)"; (f) all Accounts when delivered or otherwise transmitted to Lender pursuant to this Agreement will be Prime Accounts and will have been created by absolute sales of Borrower's merchandise or service, will be genuine, bona fide and collectible;
(g) Accounts delivered or otherwise transmitted to Lender pursuant to this Agreement will not be subject to any dispute, right of offset, counterclaim, or right of cancellation or return; (h) at the time of delivery or transmission of Accounts to Lender pursuant to this Agreement, all property giving rise to such Accounts will have been delivered (from Premises in the United States) to, and unconditionally accepted by, each account debtor; (i) prior to the delivery and transmission of an Account to Lender pursuant to this Agreement, Borrower will have performed all things required by the terms of all agreements or purchase orders giving rise to such Account; (j) at the time of delivery or other transmission to Lender pursuant to this Agreement, all Accounts will be due and unconditionally payable on terms of thirty (30) days or less, or on such other terms (as are acceptable to Lender) which are expressly set forth on the face of all invoices, copies of which shall be delivered to Lender and no Account will then be past due; (k) Accounts do not consist of progress billings, bill and hold invoices or retainage invoices; (l) neither the account debtor nor any officer, employee or agent of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise; (m) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State or any political subdivision, department, agency or instrumentality thereof; unless, if the account debtor is the United States of America, any state or any political
subdivision,   department,   agency  or  instrumentality  thereof,  the  Federal
Assignment of Claims Act of 1940, as amended, or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender; (n) Accounts of a single account debtor or its affiliates do not constitute more than twenty-five percent (25%) of all otherwise Prime Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Prime Accounts);
(o) Accounts are not owed by any account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice therefore and which constitute more than twenty-five percent (25%) of the total Accounts from such account; (p) all facts, figures, representations given, or caused to be given by Borrower to Lender in connection with the Value of the Collateral or regarding each Advance or Account or pertaining to anything done under this Agreement shall be true and correct; (q) Borrower's books and records fully and accurately reflect all of Borrower's assets and liabilities (absolute and contingent), are kept in the ordinary course of business in accordance with GAAP, ) as defined in Paragraph 35) consistently applied and all information contained therein is true and correct; (r) the fair market value of the property covered by all security agreements given by Borrower to Lender, is and shall at all times be, not less than the price which Borrower paid therefor (less normal depreciation caused by ordinary wear and tear) and as represented to Lender; (s) Borrower will not borrow any money in excess of Ten Thousand and 00/100 Dollars ($10,000.00) in the aggregate, except pursuant to this Agreement without first obtaining the consent of Lender; (t) all taxes of any governmental or taxing authority due or payable by, or imposed or assessed against Borrower have been paid and shall be paid in full before delinquency; (u) there are no actions or proceedings pending by or against Borrower before any court or administrative agency, and there are no pending, threatened, or know to be imminent litigations, governmental investigations or claims, complaints, or prosecutions involving Borrower except as heretofore disclosed in writing to Lender; (v) Borrower has the legal power and authority to enter into this Agreement and to perform and discharge all of its obligations hereunder; (w) Borrower's exact legal name is as set forth in the first paragraph of this Agreement; (x) Borrower is a CORPORATION and Borrower will do all things necessary to preserve good standing as a CORPORATION under the laws of the State of CALIFORNIA, the state of Borrower's organization and the state(s) where Borrower conducts business, specifically CALIFORNIA; and
(y) every payment falling due on Accounts assigned to Lender will be duly paid and received by Lender on or before the earlier of ninety (90) days from the date of each invoice or sixty (60) days from the due date of each invoice. Lender does not authorize, and Borrower agrees not to: (1) make any sales or leases of any of the Collateral outside of the ordinary course of business; (2) enter into an exclusive license of any of the Collateral, a license of any of the Collateral outside of the ordinary course of business or fail to notify Lender of any license permitted hereunder; or (3) grant any other security interest in any of the Collateral. To the extent Borrower uses Advances under this Agreement to purchase Collateral, Borrower's repayment of the Advances shall apply on a "first-in first-out" basis so that the portion of the Advances used to purchase a particular item of Collateral shall be paid in the chronological order in which Borrower purchased the Collateral.

         10. Borrower agrees to execute upon demand by Lender any and all Financing Statements, Continuation Statements or other statements intended to perfect and/or continue Lender's security interest in the Collateral, in whatsoever form Lender may require including but not limited to an abbreviated Collateral description such as "All Assets of the Borrower", as provided for and defined in Division 9 of the California UCC, but Lender shall be entitled and is hereby expressly authorized to execute and file the same on Borrower's behalf, and Lender is hereby appointed Borrower's attorney-in-fact for such purpose.

         11. Each warranty, representation, and agreement contained in this Agreement shall be automatically deemed repeated with each Advance and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made, or information possessed by Lender. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements contained in any other document or instrument which Borrower shall give, or cause to be given, to Lender either now or hereafter.

         12. Notwithstanding termination of this Agreement, all assignments, pledges, liens, and/or other security interest now or hereafter granted to Lender shall continue in full force until all of the Obligations owing to Lender have been paid.


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         13.      Borrower  shall  promptly pay any and all expenses of storing, warehousing, insuring, handling and shipping of Borrower's property and any and all excise, property, sales and other taxes (providing Lender with evidence of payment thereof), security interest, encumbrances and liens, levied or imposed by any governmental or taxing authority on Borrower or on any of Borrower's property or any property caused to be given to Lender as security. If Borrower fails to promptly pay when due, whether to Lender or any other person, monies which Borrower is required to pay under any portion of this Agreement, Lender may, but need not, pay the same and charge Borrower's account therefore and Borrower shall promptly reimburse Lender therefor. Any and all sums shall become additional indebtedness owing to Lender and shall bear interest at the rate provided in Paragraph 3 hereof and shall be covered by all security now or hereafter given by Borrower or which Borrower causes to be given to Lender. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the usual official for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         14. All documents to be delivered by Borrower shall contain such terms and be in such form as Lender may require. Each assignment, pledge or other security agreement shall include and cover all of Borrower's right, title and interest in property described therein and all of Borrower's books, records and files relating thereto. All ledger sheets, files, records and documents, files and records relating to Accounts, Inventory, or other Collateral assigned to Lender shall, unless delivered to or removed by Lender, be kept on the Premises in trust for, and without cost to Lender. Lender may at any time remove from the Premises all documents, files and records relating to the Collateral.

         15. Prior to Lender's first verification of Inventory or audit of Borrower's Accounts, Lender may, in Lender's sole discretion, determine or redetermine the Value of Borrower's Inventory or Accounts by applying to Borrower's assigned Value thereof such percentage as Lender deems appropriate, based upon Lender's initial sample of other basis. Lender may likewise determine or redetermine the Value thereof between Lender's Inventory verifications and audits of Borrower's Accounts, based upon Lender's last preceding verification, audit, sampling, review, or other basis.

         16.      Borrower  shall  have the  revocable  privilege  to collect at
Borrower's expense the payments due on Accounts delivered or otherwise transmitted to Lender pursuant to this Agreement, upon the express condition, however, that all such collections shall (a) be received by Borrower in trust for Lender; (b) not be mingled with Borrower's funds; and (c) be delivered to Lender in kind within twenty-four (24) hours after Borrower's receipt of the same. Borrower's collection privilege as described above is subject to revocation by Lender at any time and shall be automatically revoked upon the happening of an Event of Default as defined below. Unless the instruments so received by Borrower are dishonored, or unless Borrower shall in Borrower's discretion have remitted the amount thereof to Lender, Lender shall credit the amount thereof against Borrower's indebtedness to Lender as set forth in Paragraphs 2 and 3 above. Lender is hereby irrevocably appointed Borrower's attorney-in-fact with authority and power to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security that may come into Lender's possession; to sign Borrower's name on any invoice or bill of lading related to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verification of Accounts, and notices to account debtors; to establish a lock box arrangement and/or at Lender's sole discretion to notify the post office authorities to change the address for delivery of Borrower's mail; to receive and open all mail addressed to Borrower and to retain all mail relating to Lender's security, forwarding all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Accounts; and to do all things necessary to carry out this Agreement. Lender shall have the right at any time to enforce Borrower's rights against the account debtors and obligors.

         17. If any property referred to or covered by any Account assigned to Lender shall remain in, or revert to, Borrower's possession, Borrower will forthwith set it apart, mark and designate it as Lender's Collateral and promptly notify Lender.

         18. Borrower will prepare and deliver to Lender financial statements, balance sheets, profit and loss statements, schedules of Accounts, agings (listing the names and addresses of, and amounts owing by date, by account debtors), preliminary fiscal year end financial statements, reviewed fiscal year end statements and/or tax returns, and such other reports, analysis and operating data as Lender may from time to time reasonably request orally or in writing, all in form acceptable to Lender, but in any event shall provide the following:

         (a) Monthly internally prepared financial statements due within thirty (30) days of month end;

         (b) Monthly accounts payable aging due within fifteen (15) days of month end;

         (c) Payroll tax receipts due within thirty (30) days of payment. All taxes must be paid when due;

         (d) Preliminary year-end statements due within sixty (60) days of fiscal year end; and

         (e) Corporate tax returns and reviewed fiscal year end statements due within one hundred twenty (120) days of fiscal year end.

         19. Lender or Lender's agents or employees shall have the right, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to have access to, examine, inspect and/or audit any or all of Borrower's books and records, including but not limited to minute books, ledgers, records indicating, summarizing or evidencing the assets (including Accounts, Inventory and Equipment) and liabilities, and all information relating thereto, records indicating, summarizing or evidencing Borrower's business operations or financial condition, and all computer programs, disc or tape files, printouts, runs and other computer prepared information and the equipment containing such information, and permit Lender or Lender's employees or agents to copy and make extracts therefrom. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Borrower.

         20. Borrower shall accept no returns and shall grant no allowances or credits to account debtors without notifying Lender at the time credit is issued. Borrower shall maintain insurance at Borrower's expense on property given to Lender as security with such carriers, covering such risks and containing such amount of coverage and other terms (including an endorsement providing for non-cancellation except upon thirty (30) days' written notice to Lender and a loss payable endorsement, 438BFU, in Lender's favor) as Lender may from time to time specify in writing. Borrower shall promptly deliver to Lender copies of all policies, endorsements, evidence of premium payment, claims and reports to insurance carriers.

         21. Borrower promises and agrees to pay all costs and expenses and all attorneys' fees incurred by Lender in connection with this Agreement and the transactions contemplated hereby (including without limitation the prosecution of motions or actions seeking relief from any stay or restraint under the United States Bankruptcy Code from pursuing any remedy hereunder), whether or not suit between Borrower and Lender is brought. Lender may bring all proceedings for collection in Lender's name or in Borrower's name and may exercise Borrower's right of stoppage in transit, replevin, and reclamation. Should an Event of Default occur, Borrower shall pay to Lender all costs reasonably incurred by Lender for the purpose of enforcing Lender's rights hereunder, including without limitation: (a) costs of foreclosure; (b) costs of obtaining money damages; and
(c) a reasonable fee for the services of attorneys employed by Lender, whether outside counsel or in house counsel, for any purpose related to this Agreement or the obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration, and in the case of bankruptcy, in providing debtor-in possession financing, in seeking relief from the automatic stay, and in prosecuting a complaint to determine dischargeability and other matters to enforce Lender's rights; and (d) costs, and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents and adjusting or settling disputes and claims with account debtors with respect to the Accounts; and Lender's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing the Obligations.

         22. Without limiting any other portion of this Agreement, all Borrower's indebtedness and Obligation shall automatically accelerate and become immediately due and payable, and the revocable collection privilege referred to in Paragraph 16 shall be automatically revoked, upon termination (by lapse of time or otherwise) of this Agreement or upon the happening of any one of the following which shall, at the option of Lender, constitute an "Event of Default":

         (a) Borrower's failure to make any payment to Lender when due, or any default under, or breach or violation of, any warranty, representation, obligation, agreement, condition or undertaking contained herein or in any other written document which Borrower now or hereafter executes and delivers, or which Borrower now or hereafter causes to be executed and delivered to Lender; (b) the Obligations at any time exceed the Maximum Amount (c) Any change in Borrower's business, (including, without limitation, the ownership thereof) or financial condition or that of any guarantor of any of Borrower's Obligations or indebtedness hereunder or any decline in the Value of any property given to Lender as security, which causes Lender to deem itself insecure; (d) The withdrawal or cancellation of any guarantor of any of Borrower's Obligations or indebtedness hereunder, or the termination of any subordination agreement whereby any indebtedness is subordinated to Borrower's Obligations; (e) The ceasing to do business as a going concern, or the assignment of any property for the benefit of creditors or the commission of any act of bankruptcy or insolvency, by or on the part of Borrower or any guarantor of any of Borrower's Obligations or indebtedness hereunder; (f) The filing by or against Borrower or any guarantor of any of Borrower's Obligations or indebtedness hereunder of any petition or application in bankruptcy, reorganization, arrangement, trusteeship or receivership, whether under the United States Bankruptcy Code or otherwise, or the appointment of a trustee or receiver over all or any part of the property or business of Borrower or any guarantor of any of Borrower's Obligations or indebtedness hereunder, or the levying of an attachment or garnishment on any of Borrower's property which is not released within ten (10) days; (g) Any of the property or Collateral covered by any of the security agreements given or caused to be given by Borrower to Lender is lost, secreted, misused, destroyed, transferred, or disposed of or is located in any state other than the Collateral State(s) unless Lender has so agreed in writing; (h) Borrower's failure to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (1) hazardous waste or environmental law; (2) asset forfeiture of property; or (3) other law, where noncompliance may have any significant effect on the Collateral; (i) Lender's receipt, at any time following the initial funding, of a report from the Secretary of State indicating that Lender's security interest is not prior to all other security interests or other interests reflected in the report; or (ii) Any delinquency on Borrower's part in paying any tax when it comes due.

         23. Borrower waives presentment, demand, protest, and notice of dishonor as to any instrument. Borrower consents to any extensions, modifications, allowances, compromises or releases of security which Lender may grant, none of which shall release Borrower or any guarantors from, or affect, any of Borrower's or Guarantor's Obligations.

         24. This Agreement shall be effective as of the date of the initial funding hereof and shall remain in full force and effect for a period of TWELVE (-12-) MONTH(S) (the "Basic Term"). Notwithstanding the preceding sentence, this Agreement shall be renewed automatically for successive periods (each, a "Renewal Term") equal to the Basic Term unless this Agreement is terminated by Borrower giving written notice (a "Termination Notice") to Lender specifying such termination. Termination Notices shall be given by mailing a registered or certified letter specifying such termination not less than thirty
(30) days prior to the effective date of such termination, addressed to Lender at the address set forth herein, and the termination shall be effective as of the date fixed in such notice. Notwithstanding the foregoing, Lender reserves the right to terminate this Agreement at Lender's sole discretion upon giving thirty (30) days' prior written notice to Borrower or should Borrower be in default of one or more rovisions of this Agreement, Lender may terminate this Agreement at any time without notice. After termination and when Lender has received all sums due, Lender shall reassign to Borrower all Collateral held by Lender, and shall execute a cancellation of, and/or reconveyance under, all security agreements given by Borrower to Lender.

         25. The Obligations may be prepaid by Borrower at any time and to the extent such Prepayment occurs, Borrower shall pay to Lender a fee equal to the amount of the Minimum Monthly Interest Payment times the number of months remaining in the Basic Term or Renewal Term, as applicable (the "Prepayment
Fee"). In addition, Borrower shall also pay any prepayment fees or penalties provided for in any other agreement with Lender. "Prepayment" includes any payment or other reduction of the balance of the Obligations, regardless of whether such payment or other reduction (a) is voluntary or involuntary; (b) is occasioned by Lender's acceleration of the Obligations or demand hereunder; (c) is made by Borrower or other third party, including Guarantor; (d) results from Lender's receipt or collection of proceeds of Collateral, including insurance proceeds and condemnation awards; (e) results from Lender's exercise of Lender's right of setoff; and/or (f) is made during a bankruptcy, reorganization or other proceeding, or is made pursuant to any plan of reorganization or liquidation.

         26. Borrower will reimburse Lender for all out-of-pocket expenses incurred by Lender, including, without limitation, the cost of title searches, title reports, title insurance, recording fees, filing fees, publication fees, attorneys' fees, appraisals, and all other expenses similar to the foregoing. If during the term hereof, Borrower fails to make any such payment required, Lender may, but need not, pay the same and charge Borrower's account therefor.

         27. Lender may, in its discretion, make advances under this Agreement or under the Obligations to make any payments due from Borrower to Lender under this Agreement or any of the Obligations. Lender may also, in its sole discretion, reserve under this Agreement or under the Obligations, for amounts due under this Agreement or any of the Obligations

         28. In case of any breach or default by Borrower, or the occurrence of any Event of Default described in Paragraph 22, or if Borrower fails or neglects to promptly pay any and all of their Obligations, when due, all of their Obligations shall, without notice or demand, become immediately due and payable at Lender's option. Thereafter, all amounts outstanding shall bear interest at the rate of an additional THREE PERCENT (3.0%) per annum in excess of the Rate (the "Default Rate"). Upon the occurrence of any such Event of Default Lender may immediately, or at any time or times thereafter, without any demand or notice to Borrower or any guarantor of any of the Obligations and without advertisement or notice, all of which are expressly waived, commence an action for the recovery of any and all such Obligations, commence proceedings, without giving any warranties of merchantability, fitness for purpose, title or similar warranty, to sell, lease or otherwise dispose of any and all Collateral covered by this Agreement and by all security agreements given or caused to be given by Borrower to Lender or, without legal proceedings, enter such places as any of such Collateral may be found and take possession of such Collateral and sell the same. Such Collateral may be sold where it is located at the time of the breach or default, or elsewhere, at public or private sale, for cash, upon credit or otherwise at Lender's sole option and discretion. Lender waives any requirements that such property be physically present at the place of sale. Lender shall provide Borrower such notice of any private or public sale as may be reasonable. Lender has no obligation to clean up or otherwise prepare the Collateral for sale. Lender may specifically disclaim any warranties of title or any similar warranty. Any person, including Lender, may purchase at any such sale, free from any right of redemption which is expressly waived by Borrower, and if Lender is the purchaser, may turn all or part of any of Borrower's indebtedness to Lender in toward payment of the purchase price. The proceeds of any such sale or other disposition shall be applied, first to all expenses of setting all liens and claims against, and all costs, charges and expenses incurred in taking, removing, holding, repairing and selling such Collateral, including without limitation, all attorneys' fees and costs incurred by Lender, and second, to the payment of all Obligations, whether due, or to become due, and whether arising under this Agreement or otherwise. The surplus, if any, shall be delivered to Borrower. Borrower shall pay any deficiency forthwith.

         29. All notices or demands hereunder shall be in writing and sent by certified, first class mail. They shall be deemed received when deposited in a United States Post Office Mail Box, postage paid, properly addressed to Lender or Borrower at the addresses set forth herein or to such other address as Lender or Borrower may from time to time specify in writing.

         30. Borrower has the risk of loss of the Collateral Lender shall not be liable or responsible for the safekeeping of any Collateral. Lender shall not be responsible for any lost profits of Borrower arising from any breach of contract, tort (excluding the Lender's gross negligence or willful misconduct), or any other wrong arising from the establishment, administration, or collection of the Obligations. Lender has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

         31. Borrower hereby releases and exculpates Lender, Lender's officers, employees, agents, designees, attorneys, directors, shareholders, and accountants from any liability arising from any acts under this Agreement, the documents executed in connection with this Agreement or subsequent to this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct. In no event shall Lender have any liability to Borrower for lost profits or other special or consequential damages.

         32. If there are two or more Borrowers, then (a) regardless of the form of Lender's check or other papers, Advances hereunder shall be deemed to be made to each and all Borrowers and each Borrower shall be jointly and severally obligated to repay the Obligations; (b) each Borrower jointly and severally makes, and is liable for, each and every warranty, representation, obligation, covenant and undertaking under this Agreement; (c) when permitted by the context, the word "Borrower" shall include and mean all, or any one of the undersigned Borrowers; (d) each Borrower hereby waives its rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to any Borrower by reason of Sections 2787 to 2855, inclusive of the California Civil Code; (e) each Borrower waives all rights and defenses it may have if this Agreement is secured by real property, which means, among other things: (1) Lender may collect from any Borrower without first foreclosing on any real or personal property collateral pledged by Borrower; and (2) if Lender forecloses on any real property collateral pledged by any Borrower: (i) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and
(ii) Lender may collect from any Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right any Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Borrower may have because Borrower's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure; (f) each Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any Borrower's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise, and each Borrower further waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of Sections 3116, 3118, 3119, 3419, 3605, 9504, 9505, and 9507 of the
California Uniform Commercial Code; and (g) each Borrower hereby agrees that it is jointly and severally, directly, and primarily liable to Bank for payment and performance in full of all duties, obligations, and liabilities under this Agreement and each other document, instrument, and agreement entered into by any Borrower with or in favor of Lender in connection herewith, and that such liability is independent of the duties, obligations, and liabilities of any other Borrower or any other guarantor of the Obligations, as applicable. Each reference herein to Borrower shall mean each and every Borrower that is a party hereto, individually and collectively, jointly and severally.

         33. Lender's rights and remedies under this Agreement and all security agreements shall be cumulative and Lender shall have all other rights and remedies not inconsistent therewith as provided by law; no exercise by Lender of one right or remedy shall be deemed an election and no waiver by Lender of any default in Borrower's part shall be deemed a continuing waiver. No delay or omission by Lender shall constitute a waiver or election. This Agreement shall be binding when signed by Lender where indicated below and shall bind and inure to the benefit of heirs, legatees, executors, administrators, successors, and assigns of Lender and shall bind all parties which become bound as a borrower to this Agreement. However, Borrower may not assign this Agreement or any rights hereunder without Lender's prior written consent. No such consent by Lender shall release Borrower or any guarantor of any Obligation or indebtedness hereunder. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the documents executed herewith or hereafter. In connection therewith, Lender may disclose all documents and information that Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, or about Borrower or Borrower's business, any guarantor or the business of any guarantor, or any Collateral required hereunder. Lender may assign Lender's rights and interests under this Agreement. If an assignment is made by Lender, Borrower shall render performance under this Agreement to such assignee. Borrower waives and will not assert against any assignee any claims, defenses or set-offs that Borrower could assert against Lender except defenses that cannot be waived.

         34. Paragraphs and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to all paragraphs herein. Neither this Agreement nor any uncertainty, or ambiguity herein shall be construed or resolved against Lender or Borrower whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words so used as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa. No reference to "proceeds" in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by Borrower. "Includes" and "including" are not limiting. "Or" is not exclusive. "All" includes "any" and "any" includes "all". Any reference herein to a "writing", a "written document", or an executed document shall also mean an "authenticated" writing or document or "authentication" (as defined in the UCC) unless Lender shall otherwise require an original writing.

         35. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California without giving effect to conflicts of law principles. This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code ss.1654.

         36. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP. All other terms contained in this Agreement, which are not specifically defined herein, shall have the meanings provided in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

         37. Any Collateral pledged to Lender to secure any obligation of Borrower shall also secure any other obligation of Borrower to Lender except that any real property pledged to secure any obligation of Borrower shall only secure any other obligation of Borrower if Lender specifically so agrees in writing.

         38. An Event of Default under this Agreement shall be an Event of Default under the Obligations and vice versa.

         39. Each and every provision of this Agreement shall be severable from every other provision for the purposes of determining legal enforceability of any such provision or provisions.

         40. This Agreement embodies the entire agreement and understanding among and between the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof. No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

         41. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

         42. ANY LAWSUIT OR OTHER PROCEEDING ARISING OR CONNECTED WITH THIS AGREEMENT OR THE SECURITY INTERESTS CREATED HEREUNDER SHALL, TO THE EXTENT PERMITTED BY LAW, BE BROUGHT AND TRIED SOLELY IN THE SUPERIOR COURT OF SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION HEREUNDER OR ARISING OUT OF THE TRANSACTIONS BETWEEN BORROWER AND LENDER.

         This Loan and Security Agreement is subject to the terms and conditions set forth in Addendum A and the Environmental Rider attached hereto and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed as of the date first set forth above.

                                      ALPHA INNOTECH CORPORATION
                                      ("Borrower")


                                               /s/ Haseeb R. Chaudry
                                               ---------------------------------
                                      By:      Haseeb R. Chaudhry
                                      Its:     C.E.O.



                                      BFI BUSINESS FINANCE
                                      ("Lender")


                                               /s/ David Drogos
                                               ---------------------------------
                                      By:      David Drogos
                                      Its:     President

                    ADDENDUM A TO LOAN AND SECURITY AGREEMENT


         Pursuant to this Addendum A to Loan and Security Agreement (this "Addendum"), the foregoing Loan and Security Agreement by and between BFI Business Finance and ALPHA INNOTECH CORPORATION (the "Agreement") is hereby amended and/or supplemented by the following terms and conditions, which are incorporated by this reference in this Agreement as the following additional paragraphs to this Agreement:

         43. Lender agrees that Accounts of a foreign account debtor or its affiliates (each, a "Foreign Account") may be deemed to be Prime Accounts provided: (i) such Foreign Account otherwise is a Prime Account; (ii) Borrower has obtained credit insurance for each Foreign Account on terms, in amounts and from insurers satisfactory to Lender; and (iii) such Foreign Accounts do not constitute more than thirty-three and one third percent (33.33%) of all otherwise Prime Accounts (but the portion of such Foreign Accounts not in excess of such percentage may be deemed to be Prime Accounts).

         44. Notwithstanding the provisions of Section 9 (s), Borrower has advised Lender of certain existing and unsecured debt (the "Existing Debt") in the form of several promissory notes (individually the "Note" and collectively the "Notes"). Borrower has also advised Lender that it intends to replace such Existing Debt as well as obtain additional unsecured funding from parties other than Lender (collectively the "Replacement Debt"). Lender hereby acknowledges and consents to such Replacement Debt providing Borrower (i) shall make no payment other than payment in full to any Note under the Existing Debt; (ii) Borrower shall have repaid in its entirety and replaced the Existing Debt no later than thirty (30) days from the funding hereof; (iii) any documentation executed in connection with the Replacement Debt shall include language acceptable to Lender making the payment of said Replacement Debt junior and subordinate to that of Lender, a copy of which shall be provided to Lender within five (5) days of the execution thereof; and (iv) the combined aggregate amount of all agreements to repay said Replacement Debt shall not at any one time be greater than the amount of TWO MILLION EIGHT HUNDRED TEN THOUSAND AND 00/100 DOLLARS ($2,810,000.00).

                  In the event Borrower, during the first thirty (30) days after the funding hereof, shall not have obtained Replacement Debt sufficient to make payment in full on the Existing Debt leaving amounts still due, payable, and owing (the "Remaining Existing Debt"), Borrower shall obtain and provide to Lender agreements in form and substance acceptable to Lender making the payment of any and all obligations under the Remaining Existing Debt subordinate to that of Lender. Lender shall agree to an additional thirty (30) day period from the date of the funding hereof, but in any event not longer than a total of sixty
(60) days from the funding hereof, during which Borrower shall obtain said agreements and provide Lender with evidence of same.

                               ENVIRONMENTAL RIDER


         This Environmental Rider (this "Rider") is entered into as of MARCH 9, 2004 and is hereby made a part of and incorporated into that certain LOAN AND SECURITY AGREEMENT (the "Agreement") dated MARCH 9, 2004 between BFI BUSINESS FINANCE, a California corporation ("Lender") and ALPHA INNOTECH CORPORATION, a(n) CALIFORNIA CORPORATION ("Borrower").

         1. Borrower hereby represents, warrants and covenants that none of the collateral or real property occupied and/or owned by Borrower has ever been used by Borrower or any other previous owner and/or operator in connection with the disposal of or to refine, generate, manufacture, produce, store, handle, treat, transfer, release, process or transport any hazardous waste, as defined in 42 U.S.C. 9601 (14) or any successor statute, all as amended from time to time ("Hazardous Substance" or "Hazardous Waste"), and Borrower will not at any time use the collateral or such real property for the disposal of, refining of, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing, or transporting any such Hazardous Substance and/or Hazardous Waste.

         2. None of the collateral or real property used and/or occupied by Borrower has been designated, listed or identified in any manner by the United States Environmental Protection Agency (the "EPA") or under and pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 set forth at 42 U.S.C. 9601 et seq. ("CERCLA") or any successor statute, as amended from time to time, or the Resource Conservation and Recovery Act of 1986 set forth at 42 U.S.C. 9601 et seq. ("RCRA") or any successor statute, as amended from time to time, or any other environmental protection statute as a Hazardous Substance or Hazardous Waste disposal or removal site, superfund or cleanup site or candidate for removal of closure pursuant to RCRA, CERCLA or any other environmental protection statute.

         3. Borrower has not received a summons, citation, notice, directive, letter or other communication, written or oral, from the EPA or any other federal or state governmental agency or instrumentality, authorized pursuant to an environmental protection statute, concerning any intentional or unintentional action or omission by Borrower resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of Hazardous Substance or Hazardous Waste into the environment resulting in damage thereto or to the fish, shellfish, wildlife, biota or other natural resources.

         4. Borrower shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, or on the part of any third party, on property owned and/or occupied by Borrower, any disposal, releasing, spilling, leaking, pumping, omitting, pouring, emptying or dumping of a Hazardous Substance or Hazardous Waste into the environment where damage may result to the environment, fish, shellfish, wildlife, biota or other natural resources unless such disposal, release, spill, leak, pumping, emission, pouring, emptying or dumping is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authority.

         5.       Borrower shall furnish to Lender:

                  (a) Promptly and in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other communications from the EPA or any other governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with the handling, transporting, transferring, disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substance or Hazardous Waste into the environment resulting in damage to the environment, fish, shellfish, wildlife, biota and any other natural resource;

                  (b) Promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice of or other communication concerning the filing of a lien upon, against or in connection with Borrower, the collateral or Borrower's real property by the EPA or any other governmental agency or instrumentality authorized to file such a lien pursuant to an environmental protection statute in connection with a fund to pay for damages and/or cleanup and/or removal costs arising from the intentional or unintentional action or omission of Borrower resulting from the disposal or in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substance or Hazardous Waste into the environment;

                  (c) Promptly and in any event within thirty (30) days after the receipt thereof, a copy of any notice, directive, letter or other communication from the EPA or any other governmental agency or instrumentality acting under the authority of an environmental protection statute indicating that all or any portion of the Borrower's property or assets have been listed and/or that Borrower has been deemed by such agency to be the owner and operator of the facility that has failed to furnish to the EPA or other authorized governmental agency or instrumentality, all the information required by the RCRA, CERCLA or other applicable environmental protection statutes; and

                  (d) Promptly and in no event more than thirty (30) days after the filing thereof with the EPA or other governmental agency or instrumentality authorized as such pursuant to an environmental protection statute, copies of any and all information reports filed with such agency or instrumentality in connection with Borrower's compliance with RCRA, CERCLA, or other applicable environmental protection statutes.

         6. Any one or more of the following events which occur with respect to Borrower shall constitute an event of default:

                  (a) The breach by Borrower of any covenant or condition, representation or warranty contained in this Rider;

                  (b)      The failure by  Borrower  to comply with each,  every
and  all  of  the   requirements  of  RCRA,   CERCLA  or  any  other  applicable
environmental law, statute, or regulation on Borrower's other property;

                  (c) The receipt by Borrower of a notice from the EPA or any other governmental agency or instrumentality acting under the authority of any environmental protection statute, indicating that a lien has been filed against any of the collateral, or any of Borrower's other property by the EPA or any other governmental agency or instrumentality in connection with a fund as a result of damage arising from an intentional or unintentional action or omission by Borrower resulting from the disposal, releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Waste into the environment; and

                  (d) Any other event or condition exists which might, in the opinion of Lender, under applicable environmental protection statutes, have a material adverse effect on the financial or operational condition of Borrower or the value of all or any material part of the collateral or other property of Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Environmental Rider to be executed as of the date first set forth above.

                                      ALPHA INNOTECH CORPORATION
                                      ("Borrower")


                                               /s/ Haseeb R. Chaudry
                                               ---------------------------------
                                      By:      Haseeb R. Chaudhry
                                      Its:     C.E.O.